UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2023
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W. Houston, TX, 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 7, 2023, Flotek Industries, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Dr. Ryan Ezell, the Company’s existing President, to serve as its Chief Executive Officer, effective as of June 6, 2023. Dr. Ezell was also appointed to the Board effective as of June 8, 2023. Also on June 7, 2023, the Company announced that Harsha V. Agadi ceased to serve as Interim Chief Executive Officer of the Company, also effective as of June 6, 2023, but will remain on the Board and assume the role of Non-Executive Chairman effective as of June 8, 2023.

Dr. Ezell, age 44, has served as President of the Company since January 20, 2023. Prior to his appointment as President, Dr. Ezell has held various roles with the Company, including Chief Operating Officer from March 2022 to January 2023, President, Chemistry Technologies from August 2020 to March 2022, Senior Vice President, Operations from March 2020 to August 2020, and Vice President, Operations from August 2019 to March 2020. Prior to joining the Company, Dr. Ezell served as Vice President, Baroid Drilling Fluids for Halliburton from May 2006 to July 2019. Mr. Ezell holds a Ph.D in Polymer Science from the University of Southern Mississippi and a B.S. in Chemistry from Millsaps College.

In connection with his appointment as Chief Executive Officer, the Company and Dr. Ezell have entered into an employment agreement, pursuant to which Dr. Ezell will receive an annual base salary of $550,000 and will be eligible for an annual bonus with a target amount equal to 100% of his base salary, including an annual bonus for 2023 based on prorated annual base salary. Dr. Ezell will be eligible to receive annual awards under the Company’s long-term incentive plan as may be in effect for the Company’s executives from time to time and will be eligible to participate in the Company’s benefit plans and programs for similarly situated executives.

In addition, under his employment agreement, in the event of his termination “for convenience” by the Company or for Good Reason, as defined under his employment agreement, by Dr. Ezell, subject to his execution of a customary release, Dr. Ezell will be eligible to receive a severance benefit of 18 months’ base salary, any earned but unpaid annual bonus for the calendar year immediately preceding the termination, a pro-rata portion of his annual bonus for the calendar year in which he is terminated, and reimbursement of the difference between the amount Dr. Ezell pays for COBRA premiums and the amount similarly situated employees of the Company would pay for such coverage for up to 18 months, as well as the continued vesting of all unvested time-vested and time-based equity awards (pursuant to their vesting schedules). In the event of an applicable Change of Control Termination, as defined under his employment agreement, subject to his execution of a customary release, Dr. Ezell will be entitled to receive a severance benefit of 18 months’ base salary, any earned but unpaid annual bonus for the calendar year preceding the termination, a pro-rata portion of his annual bonus for the calendar year in which he is terminated, and reimbursement of the difference between the amount Dr. Ezell pays for COBRA premiums and the amount similarly situated employees of the Company would pay for such coverage for up to 18 months. Further, in an applicable Change of Control Termination, Dr. Ezell’s unvested time-vested restricted stock awards would automatically vest, his unvested time-based options would vest, and certain of his unvested performance-vested awards would also vest subject to certain conditions. In the event of his termination due to death or Disability, as defined under his employment agreement, subject to the execution of a customary release by Dr. Ezell (or his estate), Dr. Ezell will be eligible to receive any earned but unpaid annual bonus for the calendar year immediately preceding the termination, a pro-rata portion of his annual bonus for the calendar year in which he is terminated, and reimbursement of the difference between the amount Dr. Ezell pays for COBRA premiums and the amount similarly situated employees of the Company would pay for such coverage for up to 18 months, and Dr. Ezell’s unvested time-vested restricted stock awards would automatically vest, his unvested time-based options would vest, and certain of his unvested performance-vested awards would also vest subject to certain conditions.

There is no arrangement or understanding between Dr. Ezell and any other person pursuant to which Dr. Ezell was selected as an officer or director of the Company. There are no family relationships between Dr. Ezell and any of our directors or executive officers. Dr. Ezell has no direct or indirect material interest in any transaction that requires disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of Dr. Ezell’s employment agreement does not purport to be a complete description of the employment agreement and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On June 7, 2023, the Company finalized the share price performance condition with respect to the performance-based stock options to be granted to Bond Clement, the Company’s Chief Financial Officer, in connection with his employment. As a result, the Company granted Mr. Clement an option to purchase 371,901 shares of the Company’s common stock at an exercise price of $0.62 per share. The option will vest with respect to 100% of such shares on the first date on which the average closing price per share of the Company’s common stock for the 30 consecutive trading days immediately preceding such date equals or exceeds $3.00 per share.

The foregoing summary of Mr. Clement’s option does not purport to be a complete description of the option and is qualified in its entirety by reference to the full text of the stock option agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 7, 2023, the Company held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (1) elected all director candidates, (2) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, (3) ratified the appointment of KPMG, LLP as the Company’s independent auditor for 2023, (4) did not approve the issuance of common stock underlying the pre-funded warrant held by ProFrac Holdings II, LLC, and (5) approved amendments to the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.

A total of 55,519,959 shares of common stock of the Company attended the Meeting by proxy or in person, representing 63.08 % of the Company’s outstanding common stock entitled to vote as of April 11, 2023, the record date. The results of the voting were as follows:

Item 1: Election of Directors.
Nominee	For	Against	Abstain	Broker Non-Votes
Harsha V. Agadi	29,198,849	1,978,559	34,642	24,307,909
Evan Farber	29,277,317	1,831,858	102,875	24,307,909
Michael Fucci	29,350,959	1,821,367	39,724	24,307,909
Lisa Mayr	29,137,911	1,972,064	102,075	24,307,909
David Nierenberg	29,634,446	1,543,755	33,849	24,307,909
Matt D. Wilks	29,446,652	1,729,454	35,944	24,307,909

Item 2: Advisory Vote on Named Executive Officer Compensation
For	Against	Abstain	Broker Non-Votes
29,802,745	1,288,132	121,173	24,307,909

Item 3: Ratification of independent registered accounting firm
For	Against	Abstain	Broker Non-Votes
52,681,864	2,720,964	117,131	N/A

Item 4: Approval of issuance of common stock underlying pre-funded warrant held by ProFrac Holdings II, LLC
For	Against	Abstain	Broker Non-Votes
29,791,534	652,464	768,052	24,307,909

Item 5: Approval of amendments to Flotek Industries, Inc. 2018 Long-Term Incentive Plan
For	Against	Abstain	Broker Non-Votes
29,970,332	1,086,861	154,857	24,307,909

Item 7.01 Regulation FD Disclosure

On June 7, 2023, the Company issued a press release announcing the appointment of Dr. Ezell as Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report on 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Employment Agreement, dated June 6, 2023, between the Company and Ryan Ezell.
10.2	Stock Option Agreement, dated June 7, 2023, between the Company and Bond Clement.
99.1	Press Release of Flotek Industries, Inc. dated June 7, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.
Date: June 8, 2023	/s/ Bond Clement
	Name:	Bond Clement
	Title:	Chief Financial Officer